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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Tejas Gas Corporation on Form S-8 of our report dated February 14, 1995, appearing in the Annual Report on Form 10-K of Tejas Gas Corporation for the year ended December 31, 1994.




/s/ DELOITTE & TOUCHE  LLP

DELOITTE & TOUCHE  LLP
Houston, Texas
December 11, 1995